Testing the Waters Materials Related to Series #YEEZY

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DESCRIPTION OF SERIES COMPLETE COLLECTION OF YEEZY 350 SNEAKERS (2015-2020)

Investment Overview

•Upon completion of the Series #YEEZY Offering, Series #YEEZY will purchase a pair of Complete Collection of Yeezy 350 Sneakers (2015-2020) as the Underlying Asset for Series #YEEZY (The “Series 2015-2020 Yeezy 350 Sneakers” or the “Underlying Asset” with respect to Series #YEEZY, as applicable), the specifications of which are set forth below.

•With the following lyrics delivered in the 2002 track titled, The Bounce, “Shout out to Just Bleezy and Kan-Yeezy; See how we adjusted the game so easy,” Jay-Z gave recognition to a young, still relatively unknown Kanye West. West took to the nickname and would use it often moving forward.

•During the February 2015 weekend in which both the NBA All-Star games and Fashion Week were taking place in New York, West debuted a collection that included his Adidas Yeezy Boost 350. Internally known as the “Roshe Killer,” the shoe was riffing on Nike’s popular Roshe Run sportswear silo. Attendees of West’s collection included Anna Wintour and Pusha T. The shoe had a peppered Primeknit upper, encaged Boost cushioning, and rope lacing. The retail cost of the shoe was $200.

•The Underlying Asset is a Complete Collection of Yeezy 350 Sneakers (2015-2020).

Asset Description

Overview & Authentication

•Kanye Omari West was born in Atlanta, Georgia, on June 8, 1977. His father was an Atlanta Journal photojournalist, his mother was a professor of English at Chicago State University.

•West started out as a music producer in Chicago, working with local artists and developing a signature style called “chipmunk soul.” He moved to New York in 2001 where he got his big break producing the Jay-Z track, “This Can’t Be Life,” from the album “Dynasty: Roc La Familia” and four songs on Jay-Z’s following album The Blueprint. He went onto produce famous singers and rappers including Mos Def, Talib Kweli, Ludacris, Alicia Keys, and Beyoncé.

•In February of 2004 West released his first solo album, The College Dropout, which sold 2.6 million copies and made West a star. It peaked at number 2 on the Billboard Hot 200 chart and was responsible for West’s 10 Grammy nominations that year, including Best Rap Song for “Jesus Walks,” and best rap album.

•West partnered with Nike for his first shoe line, the Nike Air Yeezys. West debuted the shoes at the 2008 Grammy Awards in Los Angeles in a tribute to his recently deceased mother. This would be followed by an official release of the shoe in spring of 2009.

•West severed his Nike partnership in 2013, during which time only two shoes were produced over a five year span. West is quoted as saying, “I said, 'Well I need royalties.' It's not even like I have a joint venture. At least give me some royalties. Michael Jordan has 5 percent and that business is $2 billion. He makes a $100 million dollars a year off of 5 percent royalties. Nike told me, 'We can’t give you royalties because you're not a professional athlete.' I told them, 'I go to the Garden and play one-on-no one. I'm a performance athlete.'”

•In 2015 sales at Adidas increased 14% and net income went up 10% , and this can be, in part, credited to Yeezy Boost partnership.

•In 2016 a version of the Adidas Yeezy Boost 350 was made cleated. While it was initially worn on the field by NFL players, the league quickly banned the shoe.

•The Adidas Yeezy Boost 350 v2 was released with and without a heel tab, also had an updated upper Primeknit pattern. Some Yeezy Boost 350 v2s employed reflective threading, others had the ability to glow in the dark.

•Adidas Yeezy 350 V1 “Turtle Dove” was released in June 2015, the Adidas Yeezy 350 V1 “Pirate Black” was released in August 2015, the Adidas Yeezy 350 V1 “Moonrock” was released in November of 2015, the Adidas Yeezy 350 V1 “Oxford Tan” was released in December of 2015, the Adidas Yeezy 350 V2 “Pirate Black v2” was released February 2016, the Adidas Yeezy 350 V2 “Beluga” was released in September of 2016, the Adidas Yeezy 350 V2 “Black/Red,” “Black/Green,” and, “Black/Copper,” were released in November 2016, the Adidas Yeezy 350 V2 “Oreo,” was released December 2016, the Adidas Yeezy 350 V2 “Bred,” and “Zebra,” were released February 2017, the Adidas Yeezy 350 V2 “Cream

White” was released February 2017, The Adidas Yeezy 350 V2 “Semi-Frozen Yellow” was released November 2017, the Adidas Yeezy 350 V2 “Beluga 2.0” was released November 2017, The Adidas Yeezy 350 V2 “Blue Tint” was released December 2017, Adidas Yeezy 350 V2 “Butter was released June 2018, the Adidas Yeezy 350 V2 “Sesame” was released November 2018, the Adidas Yeezy 350 V2 “Static” and “Static Reflective” were released in December 2018, The Adidas Yeezy 350 V2 “Hyperspace was released March 2019, The Adidas Yeezy 350 V2 “True Form” was released March 2019, The Adidas Yeezy 350 V2 “Clay” was released March 2019, the Adidas Yeezy 350 V2 “Glow” was released May 2019, The Adidas Yeezy 350 V2 “Static Black” and “Static Black Reflective” were released June of 2019, The Adidas Yeezy 350 V2 “Antlia” and “Antlia Reflective” were released June 2019, the Adidas Yeezy 350 V2 “Synth” and “Synth Reflective” were released June 2019, the Adidas Yeezy 350 V2 “Lundmark” and “Lundmark Reflective” were released July 2019, The Adidas Yeezy V2 “Cloud White” and “Cloud White Reflective” were released in September 2019, The Adidas Yeezy V2 “Citrin” and “Citrin Reflective” were released September 2019, the Yeezy 350 v2 “Yeezreel” and “Yeezreel Reflective” were released December 2019, the Adidas Yeezy 350 V2 “Yecheil” and “Yecheil Reflective” were released December 2019, The Adidas Yeezy 350 V2 “Yeshaya” and “Yeshaya Reflective” were released January 2020, the Adidas Yeezy 350 V2 “Marsh” was released February 2020, the Adidas Yeezy 350 V2 “Flax” was released February 2020, the Adidas Yeezy 350 V2 “Earth” was released February 2020, the Adidas Yeezy 350 V2 “Tail Light” was released February 2020, the Adidas Yeezy 350 V2 “Desert Sage” was released March 2020, the Adidas Yeezy 350 V2 “Cinder” and “Cinder Reflective” were released March 2020, the Adidas Yeezey 350 V2 “Linen” was released April 2020, the Adidas Yeezy 350 V2 “Sulfur” was released May 2020, the Yeezy 350 V2 “Zyon” was released July 2020, the Adidas Yeezy 350 V2 “Israfil” was released August 2020, the Yeezy 350 V2 “Carbon” was released October 2020, The Adidas Yeezy 350 V2 “Natural” was released October 2020, the Adidas Yeezy 350 V2 “Fade” was released November 2020, the Adidas Yeezy 350 V2 “Sand Taupe” was released December 2020.

•When the Yeezy Boost 350 ‘Turtle Dove’ launched the Yeezy 350 Boost line of sneakers, it sold out instantly online and was made 2015’s Shoe of the Year at the Footwear News 29th Annual Achievement Awards.

•In 2019 West and Adidas released the successor to the Yeezy Boost 350, the Yeezy Boost 380.

•West will be releasing his latest album, Donda 2, on February 22, 2022 exclusively for his Donda Stem Player. Kanye announced via Instagram: "Donda 2 will only be available on my own platform, the Stem Player. Not on Apple Amazon Spotify or YouTube. Today artists get just 12% of the money the industry makes. It’s time to free music from this oppressive system. It’s time to take control and build our own."

•The authenticity of the Underlying Asset has been guaranteed by Christie’s.

Notable Features

•The Underlying Asset is a collection of Yeezy Boosts from 2015-2020 consisting of the following styles/colorways: Turtle Dove, Pirate Black v1, Moonrock, Oxford Tan, Pirate Black v2, Beluga v1 Stripe, Black Friday Copper, Black Friday Red, Black Friday Green, Oreo, Black and Red, Zebra, Cream White, Frozen Yellow, Beluga v2, Blue Tint, Butter, Sesame, Static, Static 3M, TRFRM, Hyperspace, Clay, Glow, Triple Black Reflective, Triple Black, Synth, Lundmark, Lundmark Reflective, Cloud White Reflective, Citrin, Yeezreel Glow Reflective, Yeezreel, Yecheil Reflective, Yecheil, Yeshaya Reflective, Yeshaya, Marsh, Tailgate, Flax, Earth, Desert Sage, Cinder, Cinder Reflective, Linen, Sulfur, Zyon, Israfil, Carbon, Natural, Fade/Yecher, Sand/Eliada

Notable Defects

•The Underlying Asset is consistent with the description of ‘pristine’ provided by Christie’s

Details

Series Complete Collection of Yeezy 350 Sneakers (2015-2020)
Memorabilia Type	Sneakers

Manufacturer	Adidas
Model	Yeezy 350
Colorway	Turtle Dove
Release Date	June 27, 2015
Colorway	Pirate Black v1
Release Date	September 22, 2015
Colorway	Moonrock
Release Date	November 14, 2015
Colorway	Oxford Tan
Release Date	December 29, 2015
Colorway	Pirate Black v2
Release Date	February 15, 2016
Colorway	Beluga v1 Stripe
Release Date	September 24, 2016
Colorway	Black Friday Copper
Release Date	November 23, 2016
Colorway	Black Friday Red
Release Date	November 23, 2016
Colorway	Black Friday Green
Release Date	November 23, 2016
Colorway	Oreo
Release Date	December 17, 2016
Colorway	Black and Red
Release Date	February 11, 2017
Colorway	Zebra
Release Date	February 25, 2017
Colorway	Cream White
Release Date	April 29, 2017
Colorway	Frozen Yellow
Release Date	November 18, 2017
Colorway	Beluga v2
Release Date	November 25, 2017
Colorway	Blue Tint
Release Date	December 16, 2017

Colorway	Butter
Release Date	June 30, 2018
Colorway	Sesame
Release Date	November 23, 2018
Colorway	Static
Release Date	December 27, 2018
Colorway	Static 3M
Release Date	December 27, 2018
Colorway	TRFRM
Release Date	March 16, 2019
Colorway	Hyperspace
Release Date	March 16, 2019
Colorway	Clay
Release Date	March 30, 2019
Colorway	Glow
Release Date	May 25, 2019
Colorway	Triple Black Reflective
Release Date	June 5, 2019
Colorway	Triple Black
Release Date	June 7, 2019
Colorway	Synth
Release Date	June 21, 2019
Colorway	Antilia
Release Date	June 22, 2019
Colorway	Antilia Reflective
Release Date	June 29, 2019
Colorway	Synth Reflective
Release Date	June 29, 2019
Colorway	Lundmark
Release Date	July 13, 2019
Colorway	Lundmark Reflective
Release Date	July 20, 2019
Colorway	Cloud White Reflective
Release Date	September 19, 2019
Colorway	Citrin Reflective

Release Date	September 21, 2019
Colorway	Cloud White
Release Date	September 21, 2019
Colorway	Citrin
Release Date	September 23, 2019
Colorway	Yeezreel Glow Reflective
Release Date	December 13, 2019
Colorway	Yeezreel
Release Date	December 14, 2019
Colorway	Yecheil Reflective
Release Date	December 19, 2019
Colorway	Yecheil
Release Date	December 20, 2019
Colorway	Yeshaya Reflective
Release Date	January 22, 2020
Colorway	Yeshaya
Release Date	January 23, 2020
Colorway	Marsh
Release Date	February 1, 2020
Colorway	Tailgate
Release Date	February 22, 2020
Colorway	Flax
Release Date	February 22, 2020
Colorway	Earth
Release Date	February 22, 2020
Colorway	Desert Sage
Release Date	March 14, 2020
Colorway	Cinder
Release Date	March 21, 2020
Colorway	Cinder Reflective
Release Date	April 4, 2020
Colorway	Linen
Release Date	April 18, 2020
Colorway	Sulfur

Release Date	May 8, 2020
Colorway	Zyon
Release Date	July 18, 2020
Colorway	Israfil
Release Date	August 22, 2020
Colorway	Carbon
Release Date	October 2, 2020
Colorway	Natural
Release Date	October 24, 2020
Colorway	Fade/Yecher
Release Date	November 11, 2020
Colorway	Sand/Eliada
Release Date	December 19, 2020

Depreciation

The Company treats Memorabilia Assets as collectible and therefore will not depreciate or amortize the Series Complete Collection of Yeezy 350 Sneakers (2015-2020) going forward.